SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                         FORM 8-K
                                      CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):  July
            13, 1998

                               FIRST SIERRA FINANCIAL, INC.
                  (Exact name of Registrant as specified in its charter)

                  {PRIVATE              0-22525             76-0438432
                 }Delaware         (Commission File        (IRS Employer
              (State or Other           number)           Identification
              Jurisdiction of                                  No.)
               Incorporation)

            Chase Tower, Suite 7050, 600 Travis Street, Houston, TX   77002
                       (Address of Principal Executive Offices)    (Zip Code)

            Registrant's telephone number, including area code: (713) 221-8822


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ITEM 9.   ALES OF EQUITY SECURITIES PURSUANT TO REGUALTION S

        On July 13, 1998, First Sierra Financial, Inc. (the "Company") acquired all of the outstanding shares of capital stock of Suffolk Street Group Plc, a company organized under the laws of the United Kingdom, in exchange for $5,500,000 cash and 189,653 shares of common stock, par value $.01 per share, of the Company. The value of the Company's shares for the purpose of the exchange was $29 per share. The offering and issuance of the Company's shares was effected pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The stock purchase agreement entered into among the parties to the transaction was executed and the closing of the transaction occurred in the United Kingdom. The former shareholders of Suffolk Street Group Plc are restricted from transferring the Company's shares received in the transaction into the U.S. for one year and the certificates representing such shares bear a legend to that effect.

                                        SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of July, 1998.


FIRST SIERRA FINANCIAL, INC.



By:  /s/ Sandy B. Ho
    -------------------------
    Name:  Sandy B. Ho
    Executive Vice President and
      Chief Financial Office



                                INDEX TO EXHIBITS

10.1 Stock Purchase Agreement, dated as of July 13, 1998, by and among First Sierra Financial, Inc., Michael Johnson, Christopher Lamey, Marina Investments Limited and Wendy Hazel Johnson.